Exhibit 99.1

   Argonaut Group, Inc. Announces 2003 Second Quarter Results


    SAN ANTONIO--(BUSINESS WIRE)--Aug. 5, 2003--Argonaut Group, Inc. (Nasdaq:AGII) today announced financial results for the three- and six-month periods ended June 30, 2003.

    Highlights for the second quarter of 2003 include the following:

    -- Gross written premium for the Group increased to $199.5 million or 46 percent over the same period one year ago.

    -- Argonaut Group's excess and surplus lines (E&S) segment reported a GAAP combined ratio of 90.7 percent versus a combined ratio of 97.7 percent for the second quarter of 2002.

    -- Cash flow generated from operations during the quarter totaled $47.1 million, bringing the six-month total to $74.2 million.

    -- Argonaut Group's risk management segment increased its allowance for uncollectable accounts related to reinsurance balances receivable by $5.0 million.

    FINANCIAL RESULTS

    During the second quarter of 2003, Argonaut Group reported net income after tax of $19.7 million or $0.80 per diluted common share on
24.6 million shares, compared to $6.1 million or $0.28 per diluted common share on 21.7 million shares for the same three-month period in 2002. Second quarter results included a tax benefit of $9.4 million primarily related to a reduction in the company's deferred tax asset valuation allowance established in December 2002.
    Net operating income(a) after tax increased to $12.0 million or $0.49 per diluted common share for the second quarter, compared to operating income of $2.3 million or $0.10 per diluted common share for the same period in 2002. Second quarter operating income was adversely affected by approximately $5.0 million related to an increase in the allowance for uncollectable accounts for reinsurance in the Risk Management segment. The company also incurred $646,000 of expense relating to the previously announced reorganization of its Risk Management segment. Operating income excludes gains on sales of investments, which totaled $7.7 million after tax during the second quarter. The consolidated combined ratio for the second quarter 2003 was 106.2 percent versus 112.1 percent for the same three-month period in 2002. Argonaut Group's consolidated combined ratio net of the $5.6 million mentioned above was 102.3 percent.
    For the second quarter, total revenue, which includes gains on sales of investments, was $165.9 million, compared to $103.7 million for the same period in 2002.
    For the six months ended June 30, 2003, the company reported net income after tax of $53.3 million or $2.31 per diluted common share on
23.1 million shares, which included a $44.1 million (net of tax) or $1.91 per share gain from sales of investments, including $34.2 million from the sale of three real estate holdings during the first quarter, compared to $13.6 million or $0.63 per diluted common share on 21.7 million shares for the first six months of 2002, of which $9.1 million was attributable to realized gains. For the first six months of 2003, total revenue was $359.5 million, compared to $209.7 million during the first half of 2002.
    Argonaut Group also reported the value of its invested assets rose 16 percent during the first half of 2003. At June 30, 2003, Argonaut Group's book value per diluted common share was $17.48 versus $15.17 per diluted common share at December 31, 2002.
    "The solid performance of our excess and surplus lines segment continues to contribute to Argonaut's improved financial results in 2003," said Mark E. Watson III, Argonaut Group president and chief executive officer. "Now making up nearly half of the company's gross written premiums, our E&S second quarter combined ratio of 90.7 percent delivered strong underwriting income and healthy operating cash flow into our consolidated results," said Watson.
    "I am also pleased with the growth and momentum established by Trident Insurance Services, which writes our public entity business," said Watson. "Offsetting these positive results, however, are the reserves we accrued against business written in Argonaut Insurance Company as well as the recent reorganization of that segment. We believe the changes made will provide us with a more efficient operation going forward."

(a) In addition to providing net income (loss), Argonaut Group provides operating income (loss) as the company believes it is a meaningful measure of the profit or loss generated by our operating segments. Operating income (loss) differs from net income (loss) under accounting principles generally accepted in the United States (GAAP) in that the company excludes net realized investment gains and losses. Operating income (loss) does not replace net income (loss) as the GAAP measure of our results of operations. The company provides a reconciliation of our operating results to GAAP net income (loss) in the financial tables of this release.

    SEGMENT RESULTS

    Excess & Surplus Lines -- For the second quarter of 2003, gross written premiums for E&S lines totaled $99.4 million, generating underwriting income before tax of $6.8 million and a combined ratio of
90.7 percent. This is compared to gross written premiums of $49.8 million, underwriting income before taxes of $0.7 million and a combined ratio of 97.7 percent for the same period in 2002.
    Risk Management -- Gross written premiums were $53.1 million for the three months ended June 30, 2003, resulting in a pre-tax underwriting loss of $15.3 million, compared to gross written premiums of $52.6 million and a pre-tax underwriting loss of $9.0 million for the same period in 2002. For the second quarter, the combined ratio in this segment was 143.0 percent versus 135.6 percent a year earlier. The increase in combined ratio is attributable to $646,000 in restructuring expense in the Risk Management segment and approximately $5.0 million related to an increase in the allowance for uncollectable accounts related to reinsurance receivables. Risk Management's combined ratio net of the $5.6 million transactions mentioned above was 127.1 percent.
    Specialty Commercial Lines -- During the second quarter, gross written premiums were $35.6 million resulting in a pre-tax underwriting loss of $1.3 million, compared to gross written premiums of $30.0 million and underwriting income of $0.1 million during the same period in 2002. The combined ratio for the second quarter of
104.5 percent, versus 99.8 percent a year earlier, was impacted by approximately $1.9 million in catastrophic losses resulting from storms that swept through 16 states in the South and Midwest during May 2003. Specialty Commercial's combined ratio net of second quarter catastrophic losses was 98.3 percent.
    Public Entity -- Gross written premiums for the second quarter were $11.4 million, versus $4.2 million for the quarter ended June 30, 2002. The combined ratio of 97.4 percent generated pre-tax underwriting income of $0.2 million, versus a combined ratio of 109.4 percent and a pre-tax underwriting loss of $0.2 million during the same three-month period in 2002.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation and regulations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Texas, Argonaut Group, Inc. (Nasdaq:AGII) is a national underwriter of specialty insurance products in niche areas of the property & casualty market. Through its operating subsidiaries, Argonaut Group offers high quality customer service in programs tailored to the needs of its customers' business and risk management strategies. Collectively, Colony Insurance, Rockwood Casualty Insurance Company, Argonaut Insurance Company, Argonaut Great Central, and Trident Insurance Services underwrite a full line of products in four primary areas: Excess and Surplus, Specialty Commercial, Risk Management, and Public Entity. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

    (financials follow)


                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)

                                              June 30,   December 31,
                                                2003         2002
                                            ------------ ------------

                  Assets
Total investments                              $1,372.3     $1,181.3
Cash and cash equivalents                          64.2         77.4
Accrued investment income                          13.2         13.0
Receivables                                       701.1        691.7
Goodwill                                          105.7        105.7
Other assets                                      197.6        139.8
                                            ------------ ------------
               Total assets                    $2,454.1     $2,208.9
                                            ============ ============

   Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment
 expenses                                      $1,348.2     $1,281.6
Unearned premiums                                 318.0        284.9
Other liabilities                                 358.6        314.7
                                            ------------ ------------
             Total liabilities                  2,024.8      1,881.2

Total shareholders' equity                        429.3        327.7
                                            ------------ ------------
Total liabilities and shareholders' equity     $2,454.1     $2,208.9
                                            ============ ============

Book value per common share -- basic             $19.87       $15.17
                                            ============ ============
Book value per common share -- diluted(b)        $17.48       $15.17
                                            ============ ============


(b) Book value per common share -- diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.



                             All Segments
                         Financial Highlights
                            (in millions)

                             Three Months Ended     Six Months Ended
                                  June 30               June 30
                            --------------------  --------------------
                              2003       2002       2003       2002

Gross Written Premiums     $   199.5  $   136.6  $   373.5  $   259.4
Net Written Premiums           146.9      106.4      277.7      202.3

Earned Premiums                144.9       84.0      269.0      168.6
Net Investment Income           13.3       13.8       26.8       27.1
Gains on Sales of
 Investments                     7.7        5.9       63.7       14.0
                            ---------  ---------  ---------  ---------
  Total Revenue                165.9      103.7      359.5      209.7

Losses and Loss Adjustment
 Expenses                      101.5       61.6      188.8      124.2
Underwriting, Acquisition
 and Insurance Expenses         52.2       32.8       99.6       65.4
Interest Expense                 1.9         --        4.1         --
                            ---------  ---------  ---------  ---------
  Total Expenses               155.6       94.4      292.5      189.6

Income Before Tax               10.3        9.3       67.0       20.1
Income Tax Provision
 (Benefit)                      (9.4)       3.2       13.7        6.5
                            ---------  ---------  ---------  ---------
  Net Income               $    19.7  $     6.1  $    53.3  $    13.6
                            =========  =========  =========  =========

Net Income:
 From Operations                12.0        2.3        9.2        4.5
 From Sale of Investments        7.7        3.8       44.1        9.1
                            ---------  ---------  ---------  ---------
Total Net Income:          $    19.7  $     6.1  $    53.3  $    13.6
                            =========  =========  =========  =========
Net Income per Common
 Share (Diluted):
  From Operations          $    0.49  $    0.10  $    0.40  $    0.21
                            ---------  ---------  ---------  ---------
  From Sale of Investments $    0.31  $    0.18  $    1.91  $    0.42
                            ---------  ---------  ---------  ---------
    Total                  $    0.80  $    0.28  $    2.31  $    0.63
                            =========  =========  =========  =========

Net Income per Common Share
 (Basic):                  $    0.89  $    0.28  $    2.44  $    0.63
                            =========  =========  =========  =========

Weighted Average Common
 Shares (000's):
 Basic                      21,607.0   21,563.8   21,605.3   21,560.8
                            =========  =========  =========  =========
 Diluted                    24,579.5   21,698.6   23,116.0   21,677.7
                            =========  =========  =========  =========



                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)

                                     Three Months       Six Months
                                         Ended             Ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                     2003     2002     2003     2002
Excess & Surplus Lines:
-----------------------
 Gross Premiums Written            $ 99.4   $ 49.8   $184.1   $ 90.7
 Net Premiums Written                77.3     41.8    152.0     75.1
 Premiums Earned                     72.5     30.9    134.5     59.6
 Underwriting Income                  6.8      0.7     11.3      1.4
                                   -------- -------- -------- --------
 Net Investment Income                4.1      2.7      7.5      4.9
                                   -------- -------- -------- --------
 Income Before Taxes               $ 10.9   $  3.4   $ 18.8   $  6.3
                                   ======== ======== ======== ========

 GAAP Combined Ratio                 90.7 %   97.7 %   91.6 %   97.6 %
                                   -------- -------- -------- --------

Risk Management:
----------------
 Gross Premiums Written            $ 53.1   $ 52.6   $ 96.7   $ 98.8
 Net Premiums Written                31.5     36.4     51.3     70.1
 Premiums Earned                     35.6     25.4     64.1     54.6
 Underwriting Loss                  (15.3)    (9.0)   (30.6)   (18.7)
                                   -------- -------- -------- --------
 Net Investment Income                6.6      8.2     13.9     16.6
                                   -------- -------- -------- --------
 Loss Before Taxes                 $ (8.7)  $ (0.8)  $(16.7)  $ (2.1)
                                   ======== ======== ======== ========

 GAAP Combined Ratio                143.0 %  135.6 %  147.8 %  134.7 %
                                   -------- -------- -------- --------

Specialty Commercial:
---------------------
 Gross Premiums Written            $ 35.6   $ 30.0   $ 70.0   $ 59.7
 Net Premiums Written                31.0     26.3     60.8     52.7
 Premiums Earned                     30.2     25.8     58.3     50.7
 Underwriting Income (Loss)          (1.3)     0.1     (1.2)    (0.5)
                                   -------- -------- -------- --------
 Net Investment Income                2.5      2.4      4.7      5.0
                                   -------- -------- -------- --------
 Income Before Taxes               $  1.2   $  2.5   $  3.5   $  4.5
                                   ======== ======== ======== ========

 GAAP Combined Ratio                104.5 %   99.8 %  102.1 %  101.0 %
                                   -------- -------- -------- --------
 GAAP Combined Ratio, excluding
  catastrophe losses                 98.3 %   96.9 %   98.5 %   98.2 %
                                   -------- -------- -------- --------

Public Entity:
--------------
 Gross Premiums Written            $ 11.4   $  4.2   $ 22.7   $ 10.2
 Net Premiums Written                 7.1      1.9     13.6      4.4
 Premiums Earned                      6.6      1.9     12.1      3.7
 Underwriting Income (Loss)           0.2     (0.2)     0.3     (0.4)
                                   -------- -------- -------- --------
 Net Investment Income                0.1      0.1      0.3      0.3
                                   -------- -------- -------- --------
 Income Before Taxes               $  0.3   $ (0.1)  $  0.6   $ (0.1)
                                   ======== ======== ======== ========

 GAAP Combined Ratio                 97.4 %  109.4 %   98.0 %  111.0 %
                                   -------- -------- -------- --------



    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8524